UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2004

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-25141 (Commission File Number)	76-0579161 (I.R.S. Employer Identification No.)

9600 Bellaire Blvd., Suite 252 Houston, Texas (Address of principal executive offices)		77036 (Zip Code)

Registrant’s telephone number, including area code: (713) 776-3876

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On August 23, 2004, MetroCorp Bancshares, Inc. (the “Company”) publicly disseminated a press release announcing that the Company will not file its Quarterly Report on Form 10-Q by August 23, 2004, the end of the extension period provided by virtue of the Company filing a notice with the Securities and Exchange Commission on Form 12b-25.

     On August 17, 2004, the Company publicly disseminated a press release announcing that the Company filed a notice with the Securities and Exchange Commission on Form 12b-25 that extends the period on which it may file its Quarterly Report on Form 10-Q as a result of having to restate its audited consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 and its unaudited condensed consolidated financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003. Although the Company intended to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 on August 23, 2004, the Company is still working to complete the restatement. Because the Company has not yet completed the restatement, the Company is not currently in a position to quantify the impact of such restatement. Further, because the restatement will have an impact on the Company’s unaudited condensed consolidated financial statements as of and for the three and six month periods ended June 30, 2004 and 2003, the Company is not in a position to file its Quarterly Report on Form 10-Q on August 23, 2004. A copy of the Company’s press release dated August 23, 2004 is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1 -	Press Release dated August 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)
Dated: August 23, 2004	By:	/s/ Don J. Wang
Don J. Wang
Chairman of the Board

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated August 23, 2004.